Money Market Funds

A Special Meeting of Shareholders of each Fund was held on June 15, 2001, as reconvened on June 22, 2001, July 20, 2001, August 17, 2001, September 7, 2001 and September 26, 2001, at which shareholders voted on the proposals described below. The following were the results of the vote:

A. Proposals Approved By Shareholders

The following proposals were approved by shareholders:

1. To approve a new Distribution Plan with respect to Retail A Shares pursuant to Rule 12b-1 under the Investment Company Act of 1940.

Fund	For	Against	Abstain

Connecticut Municipal Money Market Fund	160,714,295.860	1,991,781.420	1,581,644.610
Massachusetts Municipal Money Market Fund	266,638,353.070	4,623,128.860	16,537,278.130

2. To approve proposed changes to the following fundamental investment limitations:

Money Market Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	2,687,521,553.591	99,917,806.825	143,721,308.343
b) issuer concentration	2,687,173,564.901	100,265,795.515	143,721,308.343
c) industry concentration	2,687,611,790.741	99,827,569.675	143,721,308.343
d) lending	2,687,373,343.711	100,066,016.705	143,721,308.343
e) underwriting of securities	2,692,055,969.321	95,383,391.095	143,721,308.343
f) real estate transactions	2,686,591,797.781	100,847,562.635	143,721,308.343
g) commodity transactions	2,683,603,773.561	103,835,586.855	143,721,308.343

Government Money Market Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	396,162,969.715	17,039,357.720	15,672,733.130
b) issuer concentration	396,389,182.015	16,813,144.920	15,672,733.130
c) industry concentration	396,262,919.425	16,939,407.510	15,672,733.130
d) lending	396,406,689.295	16,795,637.640	15,672,733.130
e) underwriting of securities	404,403,534.415	8,798,792.520	15,672,733.130
f) real estate transactions	396,226,758.285	16,975,568.650	15,672,733.130
g) commodity transactions	396,142,549.705	17,059,777.230	15,672,733.130

U.S. Treasury Money Market Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	830,240,978.710	38,539,852.350	45,942,817.240
b) issuer concentration	830,230,949.580	38,549,881.480	45,942,817.240
c) industry concentration	830,288,572.090	38,492,258.970	45,942,817.240
d) lending	830,152,388.730	38,628,442.330	45,942,817.240
e) underwriting of securities	830,793,542.920	38,041,385.070	45,888,720.310
f) real estate transactions	830,152,245.010	38,628,586.050	45,942,817.240
g) commodity transactions	829,863,309.560	38,917,521.500	45,942,817.240

Tax-Exempt Money Market Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	1,241,214,839.170	4,551,075.310	3,049,786.940
b) issuer concentration	1,241,304,031.030	4,461,883.450	3,049,786.940
c) industry concentration	1,241,189,086.960	4,576,827.520	3,049,786.940
d) lending	1,241,473,701.750	4,292,212.730	3,049,786.940
e) underwriting of securities	1,241,262,381.310	4,503,533.170	3,049,786.940
f) real estate transactions	1,241,324,854.790	4,441,059.690	3,049,786.940
g) commodity transactions	1,241,367,312.650	4,398,601.830	3,049,786.940

Connecticut Municipal Money Market Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	161,223,173.140	1,388,335.910	1,676,212.840
b) industry concentration	161,223,173.140	1,388,335.910	1,676,212.840
c) lending	161,223,173.140	1,388,335.910	1,676,212.840
d) underwriting of securities	161,223,173.140	1,388,335.910	1,676,212.840
e) real estate transactions	161,223,173.140	1,388,335.910	1,676,212.840
f) commodity transactions	161,223,173.140	1,388,335.910	1,676,212.840

Massachusetts Municipal Money Market Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	267,322,841.300	2,308,647.200	18,167,271.560
b) industry concentration	267,327,453.250	2,304,035.250	18,167,271.560
c) lending	266,504,155.380	3,127,333.120	18,167,271.560
d) underwriting of securities	263,837,966.200	5,793,522.300	18,167,271.560
e) real estate transactions	266,504,155.380	3,127,333.120	18,167,271.560
f) commodity transactions	263,837,966.200	5,793,522.300	18,167,271.560

3. To approve proposed changes to the following fundamental investment limitations, including a change to make all such limitations non-fundamental:

Money Market Fund
	For	Against	Abstain

a) illiquid securities	2,699,147,103.206	87,949,175.820	144,064,389.733
b) investment in foreign securities	2,689,685,956.466	97,410,322.560	144,064,389.733
c) purchasing securities on margin, short sales and short positions	2,697,552,026.876	89,544,252.150	144,064,389.733
d) put, call, straddle and spread transactions	2,699,113,534.506	87,982,744.520	144,064,389.733
e) investing in companies for the purpose of exercising management or control	2,698,196,661.286	88,899,617.740	144,064,389.733
f) purchasing securities of other investment companies	2,698,961,486.086	88,165,421.400	144,033,761.273

Government Money Market Fund
	For	Against	Abstain

a) illiquid securities	394,178,567.635	18,582,467.300	16,114,025.130
b) investment in foreign securities	393,789,392.935	18,971,642.000	16,114,025.130
c) purchasing securities on margin, short sales and short positions	394,144,686.075	18,616,348.860	16,114,025.130
d) put, call, straddle and spread transactions	394,193,198.355	18,567,836.580	16,114,025.130
e) investing in companies for the purpose of exercising management or control	394,059,355.125	18,701,699.810	16,114,025.130
f) purchasing securities of other investment companies	394,071,917.675	18,689,117.260	16,114,025.130

U.S. Treasury Money Market Fund
	For	Against	Abstain

a) illiquid securities	828,989,163.810	39,681,521.600	46,052,962.890
b) investment in foreign securities	825,865,076.970	42,805,608.440	46,052,962.890
c) purchasing securities on margin, short sales and short positions	828,903,237.040	39,767,448.370	46,052,962.890
d) put, call, straddle and spread transactions	829,073,328.250	39,597,357.160	46,052,962.890
e) investing in companies for the purpose of exercising management or control	829,051,965.390	39,618,720.020	46,052,962.890
f) purchasing securities of other investment companies	829,184,556.200	39,486,129.200	46,052,962.890

Tax-Exempt Money Market Fund
	For	Against	Abstain

a) illiquid securities	1,239,738,811.340	4,689,705.620	4,387,184.460
b) investment in foreign securities	1,239,770,451.340	4,658,065.620	4,387,184.460
c) purchasing securities on margin, short sales and short positions	1,239,739,574.690	4,688,942.270	4,387,184.460
d) put, call, straddle and spread transactions	1,239,792,102.750	4,636,414.210	4,387,184.460
e) investing in companies for the purpose of exercising management or control	1,239,687,940.350	4,740,576.610	4,387,184.460
f) purchasing securities of other investment companies	1,239,829,954.820	4,598,562.140	4,387,184.460

Connecticut Municipal Money Market Fund
	For	Against	Abstain

a) purchasing securities on margin, short sales and short positions	158,336,139.440	4,324,686.630	1,626,895.820

Massachusetts Municipal Money Market Fund
	For	Against	Abstain

a) purchasing securities on margin, short sales and short positions	263,107,002.450	6,197,762.370	18,493,995.240

4. To approve proposed changes to the following fundamental investment limitations to make all such limitations non-fundamental:

Government Money Market Fund
	For	Against	Abstain

a) investments in U.S. Government obligations	394,862,694.275	17,892,139.430	16,120,226.360

Connecticut Municipal Money Market Fund
	For	Against	Abstain

a) issuer concentration	158,571,559.080	4,165,001.850	1,551,160.960

Massachusetts Municipal Money Market Fund
	For	Against	Abstain

a) issuer concentration	266,257,431.690	3,268,622.380	18,272,705.990

5. To approve the elimination of the following fundamental investment limitations:

Money Market Fund
	For	Against	Abstain

a) investment in money market instruments	2,701,204,800.521	85,643,309.325	144,312,558.913

Tax-Exempt Money Market Fund
	For	Against	Abstain

a) investment in securities of unseasoned issuers	1,239,746,341.810	5,005,355.660	4,064,003.950

Connecticut Municipal Money Market Fund
	For	Against	Abstain

a) investment in restricted securities	158,555,501.630	4,159,218.020	1,573,002.240

Massachusetts Municipal Money Market Fund
	For	Against	Abstain

a) investment in restricted securities	266,431,278.550	3,144,682.660	18,222,798.850

B. Proposals Not Approved By Shareholders

The following proposals were not approved by shareholders due to failure to achieve a quorum:

1. To approve a new Distribution Plan with respect to Retail A Shares pursuant to Rule 12b-1 under the Investment Company Act of 1940.

Fund	For	Against	Abstain

Money Market Fund	991,055,152.469	75,161,969.790	128,197,098.900
Government Money Market Fund	116,347,638.045	8,392,238.190	15,889,918.050
U.S. Treasury Money Market Fund	176,792,263.720	25,706,453.050	22,738,490.210
Tax-Exempt Money Market Fund	57,951,064.960	2,242,009.440	3,408,963.930